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                                                            Exhibit 99.a(1)(iii)
                         Notice of Guaranteed Delivery

                                      for

             Tender of TrENDS of Trust Enhanced Dividend Securities

                                       of

                               Peak TrENDS Trust

   This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if: (i) certificates ("Certificates") for Trust Enhanced Dividend Securities of the Peak TrENDS Trust, a Delaware trust, are not immediately available, (ii) Certificates and all other required documents cannot be delivered to Mellon Investor Services LLC, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                          MELLON INVESTOR SERVICES LLC

     By First Class Mail:               By Hand Delivery:           By Overnight Delivery or Express Mail:

 Mellon Investor Services LLC     Mellon Investor Services LLC           Mellon Investor Services LLC
  Reorganization Department         Reorganization Department              Reorganization Department
        P.O. Box 3301               120 Broadway, 13th Floor                  85 Challenger Road
  South Hackensack, NJ 07606           New York, NY 10271                  Mail Stop--Reorganization
                                                                         Ridgefield Park, NJ 07660

                               Telephone Number:

                           Toll Free: (888) 213-0882
                          Toll Collect: (201) 373-5614

                            Facsimile Transmission:

                                 (201) 296-4293

                   To Confirm Receipt of Notice of Guaranteed
                                  Delivery and
                            Facsimile Transmissions:

                                 (201) 296-4860

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

   The undersigned hereby tenders to Peak International Limited, a Bermuda corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 13, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which together, as from time to time amended, constitute the "Offer"), receipt of each of which is hereby acknowledged, Trust Enhanced Dividend Securities of the Peak TrENDS Trust, a Delaware trust (the "TrENDS"), pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

                          PRICE (IN DOLLARS) AT WHICH
                     EACH OF THE TRENDS ARE BEING TENDERED

           IF TRENDS ARE BEING TENDERED AT MORE THAN ONE PRICE, USE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE SPECIFIED.

           CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF
             NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS
              INSTRUCTIONS), THERE IS NO PROPER TENDER OF TRENDS.

                               ----------------

         TRENDS TENDERED AT PRICE DETERMINED BY MODIFIED DUTCH AUCTION

[_]The undersigned wants to maximize the chance of having the Company purchase all the TrENDS the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box instead of one of the price boxes below, the undersigned hereby tenders TrENDS and is willing to accept the Purchase Price resulting from the modified "Dutch auction" process. This action will result in receiving a price for each of the TrENDS for as low as $5.50 or as high as $6.50.

                                    -- OR --

                 TRENDS TENDERED AT PRICE DETERMINED BY HOLDER

 IF TRENDS ARE BEING TENDERED AT MORE THAN ONE PRICE, USE A SEPARATE NOTICE OF
                 GUARANTEED DELIVERY FOR EACH PRICE SPECIFIED.

   By checking one of the boxes below instead of the box above, the undersigned hereby tenders TrENDS at the price checked. This action could result in none of the TrENDS being purchased if the Purchase Price for the TrENDS is less than the price checked. If the Purchase Price for the TrENDS is equal to or greater than the price checked, then the TrENDS purchased by the Company will be purchased at the Purchase Price. A Holder who desires to tender TrENDS at more than one price must complete a separate Notice of Guaranteed Delivery for each price at which TrENDS are tendered. The same TrENDS cannot be tendered at more than one price (unless those TrENDS were previously tendered and withdrawn.)

 [_] 5.50 [_] 5.625 [_] 5.750 [_] 5.875 [_] 6.00 [_] 6.125 [_] 6.250 [_] 6.375
                                    [_] 6.50

                                    ODD LOTS

[_]To be checked ONLY if TrENDS are being tendered by or on behalf of a person owning beneficially, as of the close of business on April 13, 2001, and who continues to own beneficially as of the Expiration Date, an aggregate of less than 100 TrENDS.

   The undersigned either (check one box):

[_]was the beneficial owner, as of the close of business on April 13, 2001, of an aggregate of less than 100 TrENDS all of which are being tendered; or

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

[_]is a broker, dealer, commercial bank, trust company or other nominee which:

  (a) is tendering, for the beneficial owners thereof, TrENDS with respect to which it is the record owner, and

  (b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner, as of the close of business on April 13, 2001, of an aggregate of less than 100 TrENDS and is tendering all of such TrENDS.

      PLEASE TYPE OR PRINT

                                                     SIGN HERE:

 ---------------------------------
            (Name(s))                     Date: ___________________________


 ---------------------------------       If TrENDS will be delivered by
   (Certificate Number(s) (If               book-entry transfer, give
           Available)                       Depository Trust Company
                                          Account Number: _______________

 ---------------------------------
          (Address(es))

 ---------------------------------
(Area Code and Telephone Number)

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


                                   GUARANTEE
                    (Not to be used for Signature Guarantee)

    The undersigned, a firm which is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States which is a member of one of the Stock Transfer Association's approved medallion programs (such as the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program) (each, an "Eligible Institution"), hereby (i) guarantees to deliver to the Depositary, at one of its addresses set forth above, Certificates evidencing the TrENDS tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such TrENDS into the Depositary's account at the Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees and/or any other documents required by the Letter of Transmittal, all within two American Stock Exchange trading days, (ii) represents that the undersigned has a net long position in TrENDS or equivalent securities at least equal to the TrENDS tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (iii) represents that such tender of TrENDS complies with Rule 14e-4.

 (Name of Firm) ____________________________________________________________

 ___________________________________________________________________________
                             (Authorized Signature)

 (Address) _________________________________________________________________
                                                          (Include Zip Code)

 (Title) ___________________________________________________________________

 Name: _____________________________________________________________________

 (Area Code and Telephone Number) __________________________________________

 Dated: __________________

 NOTE: DO NOT SEND TRENDS CERTIFICATES WITH THIS NOTICE. TRENDS
       CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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